Exhibit 10.5

AMENDMENT #1 TO THE CONVERTIBLE PROMISSORY NOTE
ISSUED ON SEPTEMBER 21, 2017

THIS AMENDMENT #1 TO THE CONVERTIBLE PROMISSORY NOTE ISSUED ON September 21, 2017 (the “Amendment”) is entered into as of December 4, 2017, by and between Nightfood Holdings, Inc., a Nevada corporation (the “Company”), and Labrys Fund, LP, a Delaware limited partnership (the “Holder”) (collectively the “Parties”).

BACKGROUND

A. The Company and Holder are the parties to that certain convertible promissory note originally issued by the Company to the Holder on September 21, 2017, in the original principal amount of $66,500.00 (the “Note”).

B. The Parties desire to amend the Note as set forth expressly below.

NOW THEREFORE, the Parties agree as follows:

1. The Holder waives its right to utilize its most favored nation provision in the Note with respect to the ability to effectuate a conversion under the Note prior to the 180th calendar day after the Issue Date (as defined in the Note).

2. The written consent of the Company shall be required for the Holder to effectuate any assignment of the Note to an unrelated third party.

3. If the Holder notifies the Company that its most favored nation provision has been triggered prior to the 180th calendar day after the Issue Date, then the Company shall have seven (7) business days to cure such triggering event by repaying the Note in full pursuant to the terms of the Note.

4. If an event of default is perceived by the Holder, Holder must notify the Company of such default or perceived default, and allow the Company five (5) business days to cure such default by repaying the Note in full pursuant to the standard terms of the note. The default provisions shall not apply during this period of five (5) business days, but rather the standard prepayment provisions shall apply. This cure period shall apply for all default provisions except Sections 3.1 and 3.2 of the Note.

5. This Amendment shall be deemed part of, but shall take precedence over and supersede any provisions to the contrary contained in the Note. Except as specifically modified hereby, all of the provisions of the Note, which are not in conflict with the terms of this Amendment, shall remain in full force and effect.

[Signature page to follow]

IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the date first above written.

Nightfood Holdings, Inc.		Labrys Fund, LP

By:	/s/ Sean Folkson	By:	/s/ Thomas Silverman
Name: Sean Folkson		Name: Thomas Silverman
Title: Chief Executive Officer		Title: Managing Member